Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On July 31, 2014, Westlake Germany GmbH & Co. KG (the “Company”), a wholly-owned subsidiary of Westlake Chemical Corporation (“Westlake”), completed the previously announced acquisition (the “Acquisition”) of all of the shares of Vinnolit Holdings GmbH (“Vinnolit”) from certain entities associated with Advent International Corporation (the “Sellers”) pursuant to a Share Purchase Agreement to which the Company and the Sellers are party, dated May 28, 2014 (the “Purchase Agreement”).

Set forth below are the unaudited pro forma combined consolidated balance sheet as of June 30, 2014 and the unaudited pro forma combined consolidated statements of operations of Westlake for the six months ended June 30, 2014 and for the year ended December 31, 2013 (together with the notes to the unaudited pro forma combined consolidated financial statements, the “pro forma combined consolidated financial statements”), given effect to the Acquisition and related transactions. The pro forma combined consolidated financial statements have been derived from the historical consolidated financial statements of Westlake and the historical consolidated financial statements of Vinnolit after giving pro forma effect to the Acquisition and related transactions. These pro forma combined consolidated financial statements should be read in conjunction with (i) the December 31, 2013 consolidated financial statements of Westlake included in the annual report on Form 10-K for the fiscal year ended December 31, 2013 and the June 30, 2014 consolidated financial statements of Westlake included in the quarterly report on Form 10-Q for the quarterly period ended June 30, 2014, and (ii) the historical consolidated financial statements of Vinnolit included at Exhibit 99.1 to this Form 8-K. The unaudited pro forma combined consolidated financial statements give effect to the Acquisition in accordance with the acquisition method of accounting. Management believes that all significant adjustments necessary to reflect the effects of the Acquisition and related transactions have been made. Each of the adjustments is preliminary and is based on certain estimates and currently available information. The adjustments could, and will be modified as additional information becomes available, as estimates are refined or as additional events occur.

The unaudited pro forma combined consolidated financial statements do not reflect the impact of any potential cost savings or efficiencies that Westlake may achieve from the combination of the two entities. Additionally, management cannot assure that Westlake will not incur charges in excess of those included in the pro forma combined consolidated financial statements related to the transactions or Westlake’s efforts to achieve synergies and integrate the operations of the companies, or that management will be successful in its efforts to integrate the operations of the companies. The unaudited pro forma combined consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the actual consolidated financial position or results of operations of Westlake and Vinnolit would have been as of and for the periods presented, nor does it purport to represent the future consolidated financial position or results of operations of Westlake and Vinnolit.

Below is the unaudited pro forma combined consolidated financial information and related notes thereto which give effect to the Acquisition and related transactions. The following unaudited pro forma combined consolidated financial information sets forth:

(i) The historical financial statements as of June 30, 2014 and for the six months then ended, as derived from the unaudited financial information of Westlake, and the historical financial information for the year ended December 31, 2013, as derived from the audited financial statements of Westlake;

(ii) The historical financial statements as of June 30, 2014 and for the six months then ended, as derived from the unaudited financial information of Vinnolit, and the historical financial information for the year ended December 31, 2013, as derived from the audited financial statements of Vinnolit, adjusted for translation to U.S. dollars from euros. Vinnolit’s results of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 were translated using average exchange rates for each applicable period. The unaudited pro forma combined consolidated balance sheet was translated at the June 30, 2014 spot rate.

The following rates were used to translate the financial statements:

$/€1
Average exchange rate for the six months ended June 30, 2014	1.3811
Average exchange rate for the year ended December 31, 2013	1.3281
Spot rate at June 30, 2014	1.3693

(iii) Adjustments to conform the presentation of Vinnolit’s financial information to be consistent with that of Westlake, including adjustments to conform Vinnolit’s historical presentation in accordance with German generally accepted accounting principles (“German GAAP”) to U.S. generally accepted accounting principles (“U.S. GAAP”); and

(iv) Pro forma adjustments giving effect to the Acquisition and related transactions, as if such transactions had been completed as of June 30, 2014 for purposes of the unaudited pro forma combined consolidated balance sheet and as of January 1, 2013, the beginning of the earliest period presented, for purposes of the unaudited pro forma combined consolidated statements of operations. The pro forma adjustments made are (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results.

WESTLAKE CHEMICAL CORPORATION

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2014

(in thousands of dollars)

	Historical		Pro Forma
	Westlake Chemical Corporation	Vinnolit German GAAP	Pro Forma and GAAP Conversion Adjustments		U.S. GAAP Combined
Current assets
Cash and cash equivalents	$876,067	$113,498	$(736,224)	(b)	$ 253,341
Accounts receivable, net	454,281	194,474	1,031	(c)	649,786
Inventories	437,519	91,278	18,708	(a)	547,505
Prepaid expenses and other current assets	20,468	4,568	(948)	(d)	24,088
Deferred income taxes	34,168	—	2,355	(e)	36,523

Total current assets	1,822,503	403,818	(715,078)		1,511,243
Property, plant and equipment, net	2,217,049	293,645	165,872	(a)	2,676,566
Equity investment	68,867	31,318	21,400	(a)	121,585
Affiliate receivable	—	1,565	—		1,565
Other assets, net
Intangible assets, net	155,394	777	74,072	(a)	230,243
Deferred charges and other assets, net	105,556	53,326	—		158,882

Total other assets, net	260,950	54,103	74,072		389,125

Total assets	$4,369,369	$784,449	$(453,734)		$ 4,700,084

Current liabilities
Accounts payable	$219,600	$111,838	$(778)	(f)	$ 30,660
Accrued liabilities	167,329	35,268	3,612	(g)	206,209
Affiliate payable	—	10,873	—		10,873
Deferred income taxes	—	1,217	(1,217)	(h)	—

Total current liabilities	386,929	159,196	1,617		547,742
Long-term debt	763,938	421,293	(421,293)	(i)	763,938
Deferred income taxes	458,790	—	45,615	(j)	504,405
Other liabilities	31,639	61,250	68,978	(k)	161,867

Total liabilities	1,641,296	641,739	(305,083)		1,977,952
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—	—		—
Common stock	1,347	21,002	(21,002)	(l)	1,347
Common stock, held in treasury, at cost	(45,181)	—	—		(45,181)
Additional paid-in capital	523,526	—	—		523,526
Retained earnings	2,248,513	122,513	(128,454)	(l)(g(i))	2,242,572
Accumulated other comprehensive loss	(132)	(805)	805	(l)	(132)

Total stockholders’ equity	2,728,073	142,710	(148,651)		2,722,132

Total liabilities and stockholders’ equity	$4,369,369	$784,449	$(453,734)		$ 4,700,084

See Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements

WESTLAKE CHEMICAL CORPORATION

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(in thousands of dollars, except share amounts and per share data)

	Historical		Pro Forma
	Westlake Chemical Corporation	Vinnolit German GAAP	Pro Forma and GAAP Conversion Adjustments		U.S. GAAP Combined
Net sales	$2,026,252	$649,488	$—		$ 2,675,740
Cost of sales	1,433,271	577,071	(5,530)	(m)(i)	2,004,812

Gross profit	592,981	72,417	5,530		670,928
Selling, general and administrative expenses	78,138	41,104	(1,637)	(n)	117,605

Income from operations	514,843	31,313	7,167		553,323
Other income (expense)
Interest expense	(18,696)	(9,110)	8,601	(o)	(19,205)
Other income (expense), net	7,110	5,489	343	(p)	12,942

Income before income taxes	503,257	27,692	16,111		547,060
Provision for income taxes	175,782	5,474	7,327	(q)(i)	188,583

Net income	$327,475	$22,218	$8,784		$ 358,477

Earnings per common share:
Basic	$2.45				$ 2.68
Diluted	$2.44				$ 2.67

Weighted average shares outstanding:
Basic	133,148,398				133,148,398
Diluted	133,690,836				133,690,836

Dividends per common share	$0.2520				$ 0.2520

See Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements

WESTLAKE CHEMICAL CORPORATION

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands of dollars, except share amounts and per share data)

	Historical		Pro Forma
	Westlake Chemical Corporation	Vinnolit German GAAP	Pro Forma and GAAP Conversion Adjustments		U.S. GAAP Combined
Net sales	$3,759,484	$1,217,514	$—		$ 4,976,998
Cost of sales	2,658,046	1,067,541	(9,330)	(m)(ii)	3,716,257

Gross profit	1,101,438	149,973	9,330		1,260,741
Selling, general and administrative expenses	147,974	85,132	—		233,106

Income from operations	953,464	64,841	9,330		1,027,635
Other income (expense)
Interest expense	(18,082)	(17,365)	16,023	(o)	(19,424)
Other income (expense), net	6,790	5,086	644	(p)	12,520

Income before income taxes	942,172	52,562	25,997		1,020,731
Provision for income taxes	331,747	5,766	17,016	(q)(ii)	354,529

Net income	$610,425	$46,796	$8,981		$ 666,202

Earnings per common share:
Basic	$4.56				$ 4.98
Diluted	$4.54				$ 4.96

Weighted average shares outstanding:
Basic	133,224,256				133,224,256
Diluted	133,779,250				133,779,250

Dividends per common share	$0.4125				$ 0.4125

See Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements

WESTLAKE CHEMICAL CORPORATION

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands of dollars)

1. Basis of Presentation

The accompanying unaudited pro forma combined consolidated financial information presents the pro forma results of operations of Westlake and Vinnolit on a consolidated basis based on the historical financial information of each company after giving effect to the Acquisition and related transactions. Vinnolit’s historical financial information has been converted from German GAAP to U.S. GAAP and from euros to U.S. dollars and is presented in the unaudited pro forma combined consolidated financial statements on a basis consistent with that of Westlake. Refer to Note 4 for details of conversion adjustments necessary to reconcile Vinnolit’s historical German GAAP financial information to U.S. GAAP. The unaudited pro forma combined consolidated financial information was prepared in accordance with Securities and Exchange Commission Regulation S-X Article 11, using the acquisition method of accounting, and is based on the historical financial statements of Westlake and Vinnolit after giving effect to the consideration paid by Westlake to consummate the Acquisition and related transactions, as well as pro forma adjustments.

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements, as of the acquisition date. In addition, the applicable accounting literature requires that consideration transferred be measured at the closing date of the asset acquisition, which may be different than the amount of consideration assumed in these unaudited pro forma combined consolidated financial statements.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the acquisition, primarily at their respective fair values and added to those of Westlake. The results of operations of Vinnolit will be reflected in the financial statements and reported results of operations of Westlake from the date of acquisition but Westlake’s financial statements will not be retroactively restated to reflect the historical financial position or results of operations of Vinnolit.

The unaudited pro forma combined consolidated balance sheet is presented “as if” the Acquisition had occurred on June 30, 2014. The unaudited pro forma combined consolidated statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 are presented “as if” the Acquisition had occurred on January 1, 2013, representing the beginning of the earliest period presented.

Acquisition-related transaction costs (i.e., advisory, legal, valuation, and other professional fees) and certain acquisition-related restructuring charges impacting Westlake and Vinnolit are expensed in the period in which the costs are incurred. All acquisition-related transaction costs have been incurred by Westlake.

2. Accounting Policies and Presentation

The unaudited pro forma combined consolidated financial statements have been compiled in a manner consistent with the accounting policies of Westlake. Vinnolit’s financial statements were prepared in accordance with German GAAP, which differ in certain respects from U.S. GAAP. Certain reclassifications and other adjustments have been made to Vinnolit’s historical financial statements presented herein to conform to Westlake’s historical presentations and U.S. GAAP. The most significant conversion adjustments are described in Note 4 herein. Other reclassification adjustments to conform Vinnolit’s historical financial statements to Westlake’s presentation under U.S. GAAP include the following:

•	Cost of sales and Selling, general and administrative expenses were not separately presented in Vinnolit’s historical German GAAP financial statements and Vinnolit’s expenses have been reclassified to conform to Westlake’s historical presentations and U.S. GAAP;

•	Pension interest costs reflected in Vinnolit’s German GAAP financial statements within Interest and similar expenses are reclassified to Cost of sales or Selling, general and administrative expenses, depending on the function of employees to which the costs relate;

•	Certain costs which were reported as adjustments to operating revenue under German GAAP are reclassified as adjustments to Cost of sales; and

•	Energy taxes and other taxes and fees classified in Vinnolit’s German GAAP financial statements as Other taxes are reclassified to Cost of sales.

3. Purchase Price Allocation

The total purchase consideration for the Acquisition on a pro forma basis was calculated as follows:

Cash paid to the Sellers	$ 309,619
Cash deposited in escrow	13,390
Retirement of long-term debt as of Acquisition date on behalf of the Sellers	413,215

Total purchase consideration	$ 736,224

Cash acquired as of Acquisition date	(125,136)

Total purchase price	$ 611,088

Vinnolit’s long-term debt paid on behalf of the Sellers was not legally assumed by Westlake in the Acquisition and was a condition of the consummation of the Purchase Agreement. Therefore, the retirement has been included in the total purchase price. None of the cash held in escrow is considered contingent consideration as it will be released to the Sellers pending the Sellers’ satisfaction of general representations and warranties made in connection with the execution of the Purchase Agreement. The total purchase consideration of $736,224 was allocated to the pro forma assets acquired and liabilities assumed based on their estimated fair values as if the Acquisition had taken place on June 30, 2014.

The information below represents the preliminary purchase price allocation of Vinnolit:

Cash paid to the Sellers		$ 309,619
Cash deposited in escrow		13,390
Retirement of long-term debt as of Acquisition date on behalf of the Sellers		413,215

Total purchase consideration		$ 736,224

Cash		113,498
Working capital excluding inventory and cash		44,253
Inventories		109,986
Property, plant and equipment		459,517
Equity investment		52,718
Other assets, net		53,326
Affiliate receivable		1,565
Intangible assets
Trademark and trade name		41,080
Developed technologies		32,315
Leasehold interest		1,454
Deferred income tax asset
Current		9,321
Non-current		22,198

Total assets acquired		$ 941,231
Less: Pension obligation	$(116,438)
Less: Other long-term liabilities	(2,719)
Less: Power purchase agreement liability	(11,071)

Less: Other liabilities		(130,228)
Deferred income tax liability
Current		(6,966)
Non-current		(67,813)

Net assets acquired		$ 736,224

Goodwill		$ —

The preliminary allocation of the purchase consideration is based on management’s estimates, judgments and assumptions. These estimates, judgments and assumptions are subject to change upon final valuation and should be treated as preliminary values. Management estimated that the fair value of the net assets acquired equals consideration paid. Therefore, no goodwill was recorded. The final allocation of consideration could include changes in the estimated fair value of (1) inventories; (2) property, plant and equipment; (3) equity investments; (4) trademark and trade name, developed technologies and customer relationships; (5) power purchase agreement liability; and (6) deferred income taxes.

4. Pro Forma and GAAP Conversion Adjustments

The pro forma and GAAP conversion adjustments included in the unaudited pro forma combined consolidated balance sheet and unaudited pro forma combined consolidated statements of operations are as follows:

(a)	Fair Value Adjustments:

•	Adjustment of $165,872 primarily to record Vinnolit’s property, plant and equipment at estimated fair value. The increase to record Vinnolit’s property, plant and equipment at estimated fair value reflects (i) $39,332 increase related to increases in length of depreciable lives used for property, plant and equipment under U.S. GAAP as compared to German GAAP; and (ii) an increase of $126,540 related to incremental amount necessary to reflect property, plant and equipment at estimated fair value;

•	Adjustment of $18,708 primarily to record Vinnolit’s inventories at estimated fair value. The increase to record Vinnolit’s inventories at estimated fair value reflects (i) $924 adjustment for customer prepayments Vinnolit historically recorded as reductions to inventory pursuant to German GAAP which are recorded as accrued liabilities under U.S. GAAP and (ii) an increase of $17,784 related to the incremental amount necessary to reflect Vinnolit’s inventories at estimated fair value. The fair value adjustment to Inventories is expected to increase cost of sales by approximately the same amount in the period following the Acquisition. However, there is no pro forma adjustment reflected in the pro forma combined consolidated statements of operations because the impact is considered nonrecurring and is not expected to have a continuing impact on Westlake’s results of operations;

•	Adjustment of $21,400 to reflect the incremental amount necessary to record Vinnolit’s three equity investments at estimated fair value; and

•	Adjustment of $74,072 to reflect the incremental amount necessary to record the estimated fair value of Vinnolit’s trademark and trade name and developed technologies.

(b)	Reflects purchase price consideration of $309,619 cash paid to sellers, $13,390 cash deposited in escrow and $413,215 cash paid to retire debt on behalf of the Sellers. Refer to Note 3.

(c)	Reflects an adjustment to reconcile Vinnolit’s historical accounts receivable balance to U.S. GAAP. German GAAP, based on the principle of “prudent accounting,” allows for a general allowance against accounts receivables. Under U.S. GAAP, allowances may be recorded against receivables that (i) are specifically identified as impaired or (ii) based on quantitative analysis of historical losses or other collectability factors. Vinnolit does not have a history of significant write-offs and there is no indication of impairment of receivables outstanding as of the balance sheet date. Therefore the pro forma combined consolidated balance sheet reflects an adjustment of $1,031 to reverse this general allowance. The period expense was immaterial to the six months ended June 30, 2014 and the year ended December 31, 2013, and as such, no adjustment is reflected in the unaudited pro forma combined consolidated statements of operations for those periods.

(d)	Reflects the adjustment necessary to reconcile deferred costs recorded historically by Vinnolit under German GAAP to U.S. GAAP. The total adjustment reflects the (i) de-recognition of transaction costs incurred to enter derivative contracts which Vinnolit deferred under German GAAP but which are expensed immediately under U.S. GAAP; and (ii) deferred costs recorded in connection with a finance lease under German GAAP which are not recorded under U.S. GAAP.

June 30, 2014
Eliminate derivative transaction costs recorded as an asset	$ (170)
Eliminate deferred charges recorded in connection with finance lease	(778)

Total pro forma adjustment	$ (948)

(e)	Reflects current deferred tax impact of (i) pro forma adjustments necessary to reconcile Vinnolit’s historical financial statements to U.S. GAAP; (ii) preliminary purchase price allocation adjustment to recognize the power purchase agreement liability described at Note 4(k); (iii) preliminary purchase price allocation adjustment to recognize the increase in the value of Inventories as described at Note 3; and (iv) reclassification of historical current deferred tax liability to current deferred tax asset.

June 30, 2014
Deferred tax assets recognized for U.S. GAAP	$ 5,142
Deferred tax assets resulting from purchase price allocation adjustments	3,211
Deferred tax liabilities resulting from purchase price allocation adjustments	(4,781)
Reclassification of net deferred tax liability to net deferred tax asset	(1,217)

Total pro forma adjustment	$ 2,355

(f)	Reflects a reduction of $778 to the finance lease obligation Vinnolit recorded under German GAAP to reconcile to the amount which would be recorded under U.S. GAAP. Refer to Note 4(d).

(g)	Reflects adjustment for (i) unrecorded estimated transaction costs Westlake expects to incur in connection with the Acquisition which is recorded through Retained earnings; (ii) customer prepayments Vinnolit historically recorded as reductions to inventories pursuant to German GAAP which are recorded as accrued liabilities under U.S. GAAP; and (iii) reductions for warranty reserves, cash discounts and other provisions that are recorded earlier under German GAAP compared to U.S. GAAP.

June 30, 2014
Unrecorded estimated transaction costs(i)	$ 5,941
Customer prepayments recorded as reductions to inventory	924
Adjustment to reconcile provisions recorded under German GAAP to U.S. GAAP	(3,253)

Total pro forma adjustment	$ 3,612

(i)	Estimated transaction costs adjustment reflected as an adjustment to Retained earnings

(h)	Reflects the reclassification of historical current deferred tax liability to current deferred tax assets that resulted from the pro forma and GAAP conversion adjustments herein. Refer to Note 4(e).

(i)	Reflects the repayment of Long-term debt on behalf of the Sellers. Purchase consideration associated with the repayment of debt on behalf of the Sellers of $413,215 was measured as of July 31, 2014, the closing date of the Acquisition. The remaining adjustment of $8,078 is due to the difference between exchange rates as of the pro forma combined consolidated balance sheet date and the closing date of the transaction.

(j)	Reflects noncurrent deferred tax impact of (i) pro forma adjustments necessary to reconcile Vinnolit’s historical financial statements to U.S. GAAP; and (ii) preliminary purchase price allocation adjustment to recognize the increase in fair value of property, plant and equipment, equity investments and intangible assets as described at Note 4(a).

June 30, 2014
Deferred tax assets recognized for U.S. GAAP	$ (10,697)
Deferred tax liabilities related to the change in book tax basis difference resulting from preliminary purchase price allocation adjustments	56,312

Total pro forma adjustment	$ 45,615

(k)	Reflects an adjustment to Other liabilities due to (i) GAAP conversion adjustment necessary to recognize indirect defined benefit pension obligations which are not required to be recognized under German GAAP; (ii) preliminary purchase price allocation adjustment to reflect the decrease in value of defined benefit pension obligations based on actuarial calculations as of the acquisition date; and (iii) purchase price allocation adjustment to recognize a liability at fair value for unfavorable forward purchase contracts under which Vinnolit is obligated to purchase power at above acquisition date market prices. Refer to Note 3.

June 30, 2014
Defined benefit pension obligation recognized under U.S. GAAP	$ 58,377
Defined benefit pension obligation resulting from preliminary purchase price allocation adjustments	(470)
Power purchase agreement liability fair value	11,071

Total pro forma adjustment	$ 68,978

(l)	Reflects adjustment to eliminate Vinnolit’s historical Stockholders’ equity accounts as a result of the Acquisition.

(m)	Reflects an adjustment to Cost of sales due to (i) increases in length of depreciable lives used for property, plant and equipment and amortizable lives used for definite lived intangible assets under U.S. GAAP as compared to German GAAP; (ii) increases in depreciation and amortization expenses due to preliminary purchase price allocation adjustments; (iii) adjustment necessary to reconcile to U.S. GAAP for defined benefit obligation costs related to actuarial losses which are recognized immediately under German GAAP but which area deferred under U.S. GAAP; (iv) adjustment to reconcile differences related to timing of severance and future maintenance expenses and inventoriable costs recognized under German GAAP as compared to amounts recognized under U.S. GAAP; and (v) amortization of the power purchase agreement described in Note 4(k). Depreciation and amortization expenses are calculated on a straight-line basis using the estimated fair value of Vinnolit’s property, plant and equipment and intangible assets and their estimated remaining useful lives. The weighted-average remaining useful lives of property, plant and equipment and intangible assets acquired are 15 and 20 years, respectively.

(m)(i)	The adjustment to Cost of sales for the six months ended June 30, 2014 is as follows:

Six Months Ended June 30, 2014
Depreciation and amortization adjustment due to increase in useful lives to reconcile to U.S. GAAP	$ (4,874)
Depreciation and amortization expense increase due to increase in estimated fair value resulting from purchase price allocation	2,549
Adjustment to reconcile defined benefit obligation pension costs to U.S. GAAP	(2,123)
Differences in expense recognition to reconcile to U.S. GAAP	552
Amortization of power purchase agreement	(1,634)

Total pro forma adjustment	$ (5,530)

(m)(ii)	The adjustment to Cost of sales for the year ended December 31, 2013 is as follows:

Year Ended December 31, 2013
Depreciation and amortization adjustment due to increase in useful lives to reconcile to U.S. GAAP	$ (8,710)
Depreciation and amortization expense increase due to preliminary purchase price allocation	5,000
Adjustment to reconcile defined benefit obligation pension costs to U.S. GAAP	(3,688)
Differences in expense recognition to reconcile to U.S. GAAP	1,210
Amortization of power purchase agreement	(3,142)

Total pro forma adjustment	$ (9,330)

(n)	Reflects the reversal of estimated professional fees and other non-recurring transaction costs incurred by Westlake in connection with the Acquisition of approximately $1,637 recorded in the historical statement of operations of Westlake for the six months ended June 30, 2014. No transaction costs were recorded in 2013, and therefore, no adjustment is required for the year ended December 31, 2013.

(o)	Reflects elimination of interest expense of $8,601 and $16,023 for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively, incurred by Vinnolit on the debt which was repaid on behalf of the Sellers in connection with the Acquisition. Refer to Note 4(i).

(p)	Reflects expense of $343 and $644 for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively, for derivative transaction costs incurred to enter derivative contracts which Vinnolit deferred under German GAAP but which are expensed immediately under U.S. GAAP. Refer to Note 4(d).

(q)	Includes adjustments for income taxes for pro forma and GAAP conversion adjustments to the pro forma combined consolidated statements of operations described in the notes above, using an estimated aggregate statutory income tax rate of the jurisdictions to which the above adjustments relate. Using this method, the estimated aggregate income tax rate used for Vinnolit is 29 percent for the six months ended June 30, 2014 and for the year ended December 31, 2013.

(q)(i)	The adjustment to Provision for income taxes for the six months ended June 30, 2014 is as follows:

Six Months Ended June 30, 2014
Total pro forma adjustments related to purchase price allocation adjustments	$ 7,686
Multiplied by aggregate statutory tax rate of 29%	29%

Provision for income taxes adjustment due to purchase price allocation adjustments	2,229
Tax effect of professional fees and other non-recurring transaction costs incurred by Westlake at Westlake’s statutory rate of 35%	573
Adjustment to reconcile Provision for income taxes recorded under German GAAP to U.S. GAAP	4,525

Total pro forma adjustment	$ 7,327

(q)(ii)	The adjustment to Provision for income taxes for the year ended December 31, 2013 is as follows:

Year Ended December 31, 2013
Total pro forma adjustments related to purchase price allocation adjustments	$ 14,165
Multiplied by aggregate statutory tax rate of 29%	29%

Provision for income taxes adjustment due to purchase price allocation adjustments	4,108
Adjustment to reconcile Provision for income taxes recorded under German GAAP to U.S. GAAP	12,908

Total pro forma adjustment	$ 17,016

5. Earnings per Share

The unaudited combined consolidated pro forma basic and diluted earnings per share calculations are based on the consolidated basic and diluted weighted-average shares outstanding.